As filed with the Securities and Exchange Commission on November 9, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ADAPTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2748530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

1986 Employee Stock Purchase Plan

(Full titles of the plans)

Robert N. Stephens
President and Chief Executive Officer
Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, California 95035

(408) 945-8600

(Name, Address and Telephone Number of Agent for Service)

Copies to:
Daniel J. Winnike, Esq.
Scott J. Leichtner, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.001 par value per share	5,000,000	(1)	$6.59	(2)	$32,950,000	(2)	$4,174

(1)          Represents shares reserved for issuance under the Registrant’s 1986 Employee Stock Purchase Plan.

(2)          Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933. This amount is based upon the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq National Market on November 8, 2004 and multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 1986 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by the Registrant to register 5,000,000 additional shares reserved for issuance under its 1986 Employee Stock Purchase Plan.  This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commision:  File Nos. 33-43591 and 333-66151.

Item 8.  Exhibits.

Exhibit Number	Exhibit Descriptions
4.01

1986 Employee Stock Purchase Plan (amended and restated June 1998, August 2000 and August 2003) and Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01 to this registration statement).
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.01	Power of Attorney (see signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of November 2004.

ADAPTEC, INC.

By:	/s/ Robert N. Stephens
Robert N. Stephens
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert N. Stephens and Marshall L. Mohr, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of November, 2004:

Signature	Title

Principal Executive Officer
And Director:

/s/ Robert N. Stephens	Chief Executive Officer and Director
Robert N. Stephens

Principal Financial and
Principal Accounting Officer:

/s/ Marshall L. Mohr	Chief Financial Officer
Marshall L. Mohr

Other Directors:

/s/ Carl J. Conti	Chairman of the Board
Carl J. Conti

/s/ Lucie J. Fjeldstad	Director
Lucie J. Fjeldstad

/s/ Joseph S. Kennedy	Director
Joseph S. Kennedy

/s/ Ilene H. Lang	Director
Ilene H. Lang

/s/ Robert J. Loarie	Director
Robert J. Loarie

/s/ D. Scott Mercer	Director
D. Scott Mercer

/s/ Douglas Van Houweling	Director
Douglas Van Houweling

EXHIBIT INDEX

Exhibit Number	Exhibit Descriptions
4.01

1986 Employee Stock Purchase Plan (amended and restated June 1998, August 2000 and August 2003) and Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01 to this registration statement).
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.01	Power of Attorney (see signature page to this registration statement).